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                                                              Exhibit 5.2

March 31, 2000

Edison Mission Holdings Co.
18101 Van Karman Avenue
Irvine, California 92612

Re: Edison Mission Holdings Co.; Registration Statement on Form S 4
    $300,000,000 principal amount of 8.137% Senior Secured Bonds due 2019 and $530,000,000 principal amount of 8.734% Senior Secured Bonds due 2026
    -------------------------------------------------------------------------

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to EME Homer City Generation L.P., a Pennsylvania limited partnership ("EME HOMER CITY"), Edison Mission Holdings Co., a California corporation (the "COMPANY"), and the other corporations listed on Exhibit A attached hereto (EME Homer City, the Company and such other corporations collectively, the "ISSUER PARTIES"), in connection with the public offering by the Company of $300,000,000 aggregate principal amount of its 8.137% Senior Secured Bonds due 2019, and $530,000,000 aggregate principal amount of its 8.734% Senior Secured Bonds due 2026 (collectively, the "EXCHANGE BONDS"). The Exchange Bonds are to be issued, in exchange for a like principal amount of the issued and outstanding 8.137% Senior Secured Bonds due 2019 and 8.734% Senior Secured Bonds due 2026 of the Company (collectively the "ORIGINAL SECURITIES"), under the Indenture, dated as of May 27, 1999 (the "INDENTURE"), by and between the Company and United States Trust Company of New York, as trustee (the "TRUSTEE"), as contemplated by the Registration Rights Agreement, dated as of May 27, 1999 (the "REGISTRATION RIGHTS AGREEMENT"), by and among the Company, Lehman Brothers Inc., Credit Suisse First Boston Corporation, SG Cowen Securities Corp. and Salomon Smith Barney Inc. (collectively, the "INITIAL PURCHASERS").

In our capacity as EME Homer City's special Pennsylvania counsel in connection with this opinion, we have reviewed only the following documents:

    (a) Amendment No. 1 to the Registration Statement on Form S-4 (File
        No 333-92047) (the "REGISTRATION STATEMENT") relating to the Exchange Bonds and the guarantees thereof to be filed with the Securities and Exchange Commission (the "COMMISSION") on the date hereof under the Securities Act of 1933, as amended (the "ACT");

    (b) the Indenture;

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Edison Mission Holdings Co.
March 31, 2000
Page 2

    (c) the Registration Rights Agreement;

    (d) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement;

    (e) the Guarantee and Collateral Agreement, dated as of March 18, 1999, as amended by Amendment No. 1, dated as of May 27, 1999 (as so amended, the "GUARANTEE"), made by the Issuer Parties in favor of United States Trust Company of New York, as collateral agent (in such capacity, the "COLLATERAL AGENT").

The documents listed in clauses (a) through (e) above are sometimes hereinafter referred to collectively as the "OPERATIVE DOCUMENTS." We have also made such investigations of law as we have deemed appropriate for the purposes of the opinions set forth herein.

Based on the foregoing, and subject to the assumptions, qualifications and exceptions set forth herein, we are of the opinion that assuming that the Issuer Parties procure such consents, approvals, authorizations, registrations and qualifications as may be required under all state securities or Blue Sky laws in connection with the purchase and distribution of the Original Securities and the Exchange Bonds, when the Guarantee has been duly executed and delivered and the Exchange Bonds have been duly issued and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer referred to in the Registration Statement (herein, the "EXCHANGE OFFER") against receipt of Original Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guarantee will constitute the valid and binding obligation of EME Homer City enforceable against EME Homer City in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

The opinion set forth above is subject to the following assumptions, qualifications and exceptions:

     (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the authenticity of the originals of such documents. We have also assumed the due authorization, execution and delivery of all documents to be delivered by any one or more of the parties to the Operative Documents (other than EME Homer City), that such parties are duly organized, validly existing and in good standing in the jurisdictions in which such parties are organized, that all such parties

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Edison Mission Holdings Co.
March 31, 2000
Page 3

have all requisite power, authority and legal right to enter into, perform their obligations under, grant and perfect the security interests granted in, and complete the transactions described in the Operative Documents, and that each of the Operative Documents is the legal, valid, binding and enforceable obligation of each of the parties thereto (other than EME Homer City) and is in full force and effect in accordance with its terms. We have further assumed that (i) the Initial Purchasers, the Collateral Agent and the Trustee have complied with all laws, regulations, ordinances and orders of public authorities applicable to each of them with respect to the transactions contemplated by the Operative Documents and (ii) except for the Guarantee, there are no documents or agreements between any of the Initial Purchasers, the Trustee, the Collateral Agent and the Issuer Parties which would expand or otherwise modify the obligations of the Issuer Parties contained in the Guarantee so as to have an effect on the opinions expressed herein. We understand that you are separately receiving opinions with respect to certain aspects of the foregoing from other counsel, and we are advised that such opinions contain qualifications. Our opinions set forth herein are based on the assumptions specified above, and we do not express any opinion as to the effect on the opinions set forth herein of any qualifications contained in such other opinions.

     (b) We advise you that provisions of the Guarantee releasing a party from or indemnifying it against liability for its own misconduct, for violations of law, or wrongful or negligent acts, may be unenforceable under certain circumstances.

     (c) No opinion is herein expressed with respect to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Guarantee.

     (d) Certain remedies purportedly available to the Collateral Agent and certain waivers made by EME Homer City pursuant to the terms of the Guarantee may not be available or enforceable under applicable law, but in our opinion the inclusion of such provisions does not affect the validity of the Guarantee as a whole nor cause the Guarantee, taken as a whole, to lack adequate remedial provisions for the practical realization of the benefits intended to be provided by the Guarantee except for the economic consequences of any delay in enforcement.

     (e) No opinion is herein expressed as to the enforceability of any provision of the Guarantee which purports to appoint the Collateral Agent or others as the agent or attorney-in-fact of EME Homer City.

     (f) We express no opinion as to the perfection or priority of any lien on or security interest in any real or personal property, tangible or intangible, providing or intended to provide collateral security, nor as to the existence of or title to, or the adequacy of the description of, any real or personal property.

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Edison Mission Holdings Co.
March 31, 2000
Page 4

The opinions set forth herein are limited to the laws of the Commonwealth of Pennsylvania and the State of New York (in each case excluding principles of conflicts of laws) which are normally applicable to transactions of the type contemplated by the Exchange Offer; and we express no opinion herein to any other laws or with respect to the laws of any other jurisdiction. We undertake no obligation to amend or supplement this opinion in the event such laws change after the date of this letter, nor in the event we become aware after the date of this letter of any facts that might affect the opinions set forth herein.

The opinions set forth in this letter are limited to the matters expressly set forth herein, and no other opinions may be inferred beyond those expressly set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Commission thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP


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                                 Exhibit A
                            Other Issuer Parties



1.   Edison Mission Finance Co., a California corporation

2.   Homer City Property Holdings, Inc., a California corporation

3.   Chestnut Ridge Energy Company, a California corporation

4.   Mission Energy Westside, Inc., a California corporation

5.   Edison Mission Energy, a California corporation